    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 27, 2000

                                                      REGISTRATION NO. 333-86295
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 7

                                       TO

                                    FORM S-1
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          ASPECT MEDICAL SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

              DELAWARE                               3845                              04-2985553
  (STATE OR OTHER JURISDICTION OF        (PRIMARY STANDARD INDUSTRIAL               (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)        CLASSIFICATION CODE NUMBER)             IDENTIFICATION NUMBER)

                            ------------------------

                                TWO VISION DRIVE
                          NATICK, MASSACHUSETTS 01760
                                 (508) 653-0603
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                               NASSIB G. CHAMOUN
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          ASPECT MEDICAL SYSTEMS, INC.
                                TWO VISION DRIVE
                             NATICK, MASSACHUSETTS
                                 (508) 653-0603
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

                SUSAN W. MURLEY, ESQ.                                  LESLIE E. DAVIS, ESQ.
                  HALE AND DORR LLP                               TESTA, HURWITZ & THIBEAULT, LLP
                   60 STATE STREET                                        125 HIGH STREET
             BOSTON, MASSACHUSETTS 02109                            BOSTON, MASSACHUSETTS 02110
              TELEPHONE: (617) 526-6000                              TELEPHONE: (617) 248-7000
               TELECOPY: (617) 526-5000                               TELECOPY: (617) 248-7100

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date hereof.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] __________

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] __________

    If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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


                                EXPLANATORY NOTE



     This Amendment No. 7 to the Registrant's Registration Statement on Form S-1 (Commission File No. 333-86295) is being filed solely for the purpose of filing Exhibits 3.5, 5.1, 10.3, 10.6, 10.7 and 10.26 thereto.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 7 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Natick, Massachusetts on January 27, 2000.


                                          ASPECT MEDICAL SYSTEMS, INC.

                                          By:     /s/ J. NEAL ARMSTRONG
                                            ------------------------------------
                                            J. Neal Armstrong
                                            Vice President and Chief Financial
                                              Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 7 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                     SIGNATURE                                    TITLE                      DATE
                     ---------                                    -----                      ----

              /s/ NASSIB G. CHAMOUN*                 President, Chief Executive        January 27, 2000
---------------------------------------------------    Officer and Director
                 Nassib G. Chamoun                     (Principal Executive Officer)

            /s/ J. BRECKENRIDGE EAGLE*               Chairman of the Board of          January 27, 2000
---------------------------------------------------    Directors
               J. Breckenridge Eagle

               /s/ J. NEAL ARMSTRONG                 Vice President and Chief          January 27, 2000
---------------------------------------------------    Financial Officer (Principal
                 J. Neal Armstrong                     Financial and Accounting
                                                       Officer)

           /s/ BOUDEWIJN L.P.M. BOLLEN*              Director                          January 27, 2000
---------------------------------------------------
              Boudewijn L.P.M. Bollen

               /s/ STEPHEN E. COIT*                  Director                          January 27, 2000
---------------------------------------------------
                  Stephen E. Coit

                /s/ EDWIN M. KANIA*                  Director                          January 27, 2000
---------------------------------------------------
                  Edwin M. Kania

               /s/ LESTER J. LLOYD*                  Director                          January 27, 2000
---------------------------------------------------
                  Lester J. Lloyd

               /s/ TERRANCE MCGUIRE*                 Director                          January 27, 2000
---------------------------------------------------
                 Terrance McGuire

                /s/ DONALD STANSKI*                  Director                          January 27, 2000
---------------------------------------------------
                  Donald Stanski

            *By: /s/ J. NEAL ARMSTRONG
   ---------------------------------------------
                 J. Neal Armstrong
                 Attorney-In-Fact

                                 EXHIBIT INDEX


EXHIBIT
  NO.                               DESCRIPTION
-------                             -----------
 1.1**      Form of Underwriting Agreement.
 3.1**      Restated Certificate of Incorporation of the Registrant.
 3.2**      Form of Restated Certificate of Incorporation to be in
            effect upon the closing of the offering.
 3.3**      By-Laws of the Registrant, as amended.
 3.4**      Form of Amended and Restated By-laws of the Registrant to be in effect upon the closing of the offering.
 3.5        Certificate of Amendment to the Restated Certificate of
            Incorporation of the Registrant (to be filed with the
            Secretary of State of the State of Delaware immediately
            prior to the effectiveness of this Registration Statement).
 4.1**      Specimen common stock certificate.
 4.2**      See Exhibits 3.2 and 3.4 for provisions of the Registrant's certificate of incorporation and by-laws defining the rights of holders of common stock.
 5.1        Opinion of Hale and Dorr LLP.
10.1**      1998 Director Stock Option Plan, as amended.
10.2+**     International Distribution Agreement, dated as of January
            21, 1998, by and between the Registrant and Nihon Kohden
            Corporation.
10.3+       International License Agreement, dated as of January 21,
            1998, by and between the Registrant and Nihon Kohden
            Corporation.
10.4**      Trademark License Agreement, dated May 25, 1994, by and
            between the Registrant and Aspect Electronics, Inc.
10.5**      License Agreement, dated as of October 31, 1995, by and
            between the Registrant and Siemens Medical Systems, Inc.
10.6+       Product Agreement, dated May 5, 1999, by and between the
            Registrant and Drager Medizintechnik GmbH.
10.7+       OEM Development and Purchase Agreement, dated August 6,
            1999, by and between the Registrant and Agilent
            Technologies, Inc. (formerly part of Hewlett-Packard
            Company).
10.8+**     Letter Agreement, dated August 3, 1999, by and between the
            Registrant and Agilent Technologies, Inc. (formerly part of
            Hewlett-Packard Company).
10.9+**     Distribution and License Agreement, dated as of April 1,
            1996, between SpaceLabs Medical, Inc. and the Registrant.
10.10**     Property Lease at 2 Vision Drive, by and between the
            Registrant and Vision Drive, Inc., successor in interest to
            Natick Executive Park Trust No. 2, dated September 8, 1994, as amended, together with Subordination, Non-Disturbance and
            Attornment Agreement, by and between the Registrant and
            Teachers Insurance Association of America, dated June 15,
            1995.
10.11**     Lease Extension Agreement, dated as of August 7, 1997, by
            and between the Registrant and Vision Drive, Inc.
10.12**     Loan and Security Agreement, dated as of December 10, 1999, by and between the Registrant and Imperial Bank; together
            with an Intellectual Property Security Agreement, dated as of December 10, 1999, by and between the Registrant and
            Imperial Bank and a Securities Account Control Agreement,
            dated as of December 10, 1999, by and between the Registrant and Imperial Bank.
10.13**     Promissory Note, dated February 18, 1997, as amended on
            April 14, 1997, made in favor of the Registrant by Nassib G.
            Chamoun, together with Pledge Agreement, dated as of
            February 18, 1997, as amended on April 14, 1997, by and
            between the Registrant and Nassib G. Chamoun.

EXHIBIT
  NO.                               DESCRIPTION
-------                             -----------
10.14**     Promissory Note, dated May 1, 1997, made in favor of the
            Registrant by Nassib G. Chamoun, together with Pledge
            Agreement, dated as of May 1, 1997, by and between the
            Registrant and Nassib G. Chamoun.
10.15**     Promissory Note, dated May 1, 1997, made in favor of the
            Registrant by Nassib G. Chamoun, together with Pledge
            Agreement, dated as of May 1, 1997, by and between the
            Registrant and Nassib G. Chamoun.
10.16**     Form of Promissory Note made in favor of the Registrant by certain directors and executive officers, together with Form of Pledge Agreement, by and between the Registrant and
            certain directors and executive officers, together with a
            schedule of material terms.
10.17**     Promissory Note, dated September 24, 1997, made in favor of the Registrant by Jeffrey Barrett.
10.18**     Promissory Note, dated April 10, 1998, made in favor of the
            Registrant by Jeffrey Barrett, together with Pledge
            Agreement, dated as of April 10, 1998, by and between the
            Registrant and Jeffrey Barrett.
10.19**     Series E Convertible Preferred Stock and Warrant Purchase
            Agreement, dated December 17, 1998, by and among the
            Registrant and the several purchasers named on Schedule I
            thereto.
10.20**     Fourth Amended and Restated Right of First Refusal and
            Co-Sale Agreement, dated December 17, 1998, by and among the
            Registrant and the several parties named on Schedules I, II and III thereto.
10.21**     Fourth Amended and Restated Registration Rights Agreement,
            dated December 17, 1998, by and among the Registrant and the several purchasers named on the signature pages thereto.
10.22**     Fourth Amended and Restated Voting Agreement, dated December
            17, 1998, by and among the Registrant and the several
            parties named on Schedules I, II and III thereto.
10.23**     Form of Warrant to purchase the Registrant's common stock, together with schedule of Warrantholders.
10.24+**    Supplier Agreement, dated August 13, 1999, between Novation,
            LLC and the Registrant.
10.25+**    Medical Products Distribution Agreement, dated October 1,
            1999, between Hewlett-Packard Company and the Registrant.
10.26+      OEM Development and Purchase Agreement, dated December 22,
            1999, by and between the Registrant and GE Marquette Medical
            Systems, Inc.
23.1        Consent of Hale and Dorr LLP (contained in Exhibit 5.1).
23.2**      Consent of Arthur Andersen LLP.
24.1**      Power of Attorney.
27.1**      Financial Data Schedule for fiscal year end December 31,
            1998.
27.2**      Financial Data Schedule for fiscal year end December 31,
            1999.


------------
 + Confidential treatment has been requested as to certain portions of this Exhibit pursuant to Rule 406 promulgated under the Securities Act. Such portions have been omitted and filed separately with the Securities and Exchange Commission.

** Previously filed.